Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

AMONG

BofA FINANCE LLC,

as Issuer

BANK OF AMERICA CORPORATION,

as Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

DATED AS OF DECEMBER 30, 2019

Supplementing the Senior Debt Securities Indenture dated as of August 23, 2016

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 30, 2019 (the “First Supplemental Indenture”), among BofA FINANCE LLC, a Delaware limited liability company, as Issuer (the “Company”), BANK OF AMERICA CORPORATION, a Delaware corporation, as Guarantor (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”), under the Indenture referred to herein.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantor and the Trustee previously entered into a Senior Debt Securities Indenture dated as of August 23, 2016 (the “Indenture”);

WHEREAS, Section 10.01(e) of the Indenture provides that without the consent of any holders of Securities (as defined in the Indenture), the Company and the Guarantor, each when authorized by or pursuant to a Board Resolution (as defined in the Indenture) of its respective Board (as defined in the Indenture), and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of adding to, changing or eliminating any of the provisions of the Indenture, provided that any such addition, change or elimination shall not apply to any Securities issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

WHEREAS, the Company and the Guarantor desire to enter into an indenture supplemental to the Indenture for the purpose of modifying certain provisions of the Indenture relating to the permitted consolidation or merger of the Company or the Guarantor and sale, transfer or conveyance of all or substantially all of the Company’s or the Guarantor’s assets for all Securities to be issued on or after the date of such supplemental indenture;

WHEREAS, the Company and the Guarantor have requested that the Trustee execute and deliver this First Supplemental Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been satisfied; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, the Guarantor and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed that the Indenture is supplemented and amended to the extent and for the purposes expressed herein, as follows:

ARTICLE I

CAPITALIZED TERMS

Section 1.1 Definition of Terms.

For purposes of this First Supplemental Indenture,

(a) terms defined in the Indenture have the same meaning when used in this First Supplemental Indenture unless otherwise specified herein;

(b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa; and

(d) headings are for convenience of reference only and do not affect interpretation.

ARTICLE II

AMENDMENTS TO THE INDENTURE

Section 2.1 Section 1.01 of the Indenture is hereby amended by inserting the following new defined term immediately following the definition of “Guarantor”:

“Guarantor Subsidiary:

The term “Guarantor Subsidiary” shall mean any Person of which more than 50% of the voting power of the outstanding ownership interests (excluding ownership interests entitled to voting power only by reason of the happening of a contingency) shall at the time be owned, directly or indirectly, by the Guarantor, or one or more Guarantor Subsidiaries, or by the Guarantor and one or more Guarantor Subsidiaries. For this purpose, “voting power” means power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of Persons holding similar positions).”

Section 2.2 Section 11.01 of the Indenture is hereby amended by deleting such Section 11.01 in its entirety and replacing it with the following:

“(a) The Company covenants that it will not merge or consolidate with any other Person or sell, convey or transfer all or substantially all of its assets to any other Person, other than a sale, conveyance or transfer of all or substantially all of its assets to one or more Guarantor Subsidiaries, unless (1) either the Company shall be the continuing entity, or the successor Person (if other than the Company) shall be organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such successor Person shall expressly assume the due and punctual payment of the principal of (and premium, if any, on) and any interest or other amounts due on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such successor Person, and (2) the Company or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance or transfer, be in default in the performance of any such covenant or condition. For the avoidance of doubt, the Person referred to in this Section 11.01(a) may be the Guarantor or any Guarantor Subsidiary.

(b) The Guarantor covenants that it will not merge or consolidate with any other Person or sell, convey or transfer all or substantially all of its assets to any other Person, other than a sale, conveyance or transfer of all or substantially all of its assets to one or more Guarantor Subsidiaries, unless (1) either the Guarantor shall be the continuing entity, or the successor Person (if other than the Guarantor) shall be organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such successor Person shall expressly assume the full and unconditional guarantee of the due and punctual payment of the principal of (and premium, if any, on) and any interest or other amounts due on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such successor Person, and (2) the Guarantor or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance or transfer, be in default in the performance of any such covenant or condition. For the avoidance of doubt, the Person referred to in this Section 11.01(b) may be any Guarantor Subsidiary.”

ARTICLE III

MISCELLANEOUS

Section 3.1 Effectiveness and Applicability.

This First Supplemental Indenture will become effective upon its execution and delivery. The amendments to the Indenture set forth herein shall apply to all Securities issued on or after the date of this First Supplemental Indenture. The amendments to the Indenture set forth herein shall not apply to any Securities issued prior to the date of this First Supplemental Indenture, and the rights of the holders of any Securities issued prior to the date of this First Supplemental Indenture shall not be modified hereby.

Section 3.2 Successors and Assigns.

All covenants and agreements in the Indenture, as supplemented and amended by this First Supplemental Indenture, by the Company or the Guarantor, shall bind their respective successors and assigns, whether so expressed or not.

Section 3.3 Further Assurances.

Each of the Company and the Guarantor will, at its own cost and expense, execute and deliver any documents or agreements, and take any other actions that the Trustee or its counsel may from time to time request in order to assure the Trustee of the benefits of the rights granted to the Trustee under the Indenture, as supplemented and amended by this First Supplemental Indenture.

Section 3.4 Certain Duties and Responsibilities of the Trustee; Effect of Recitals.

(a)

In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

(b)

The recitals contained herein shall be taken as the statements of the Company or the Guarantor, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

Section 3.5 Ratification of Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.6 Governing Law. This First Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.7 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

BofA FINANCE LLC, as Issuer

By:	/s/ John M. Carpenter
Name:	John M. Carpenter
Title:	President

BANK OF AMERICA CORPORATION, as Guarantor

By:	/s/ Karim Kajani
Name:	Karim Kajani
Title:	Director

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Mitchell L. Brumwell
Name:	Mitchell L. Brumwell
Title:	Vice President

[SIGNATURE PAGE – FIRST SUPPLEMENTAL INDENTURE TO THE

INDENTURE DATED AS OF AUGUST 23, 2016]